Exhibit 99.03

                   Significant Factors Impacting EPS (Notes)

                                      3 Months Ended March
                                   ---------------------------
                                   2005       2004      Change
                                   ----       ----      ------

Consolidated Earnings-            $0.43      $0.45     $(0.02)

Significant Factors:
Retail Business                                         (0.02)
Competitive Generation                                       -
Synthetic Fuels                                              -
Leasing Business                                             -
Parent Company and Other                                     -
Impact of Additional Shares                                  -
                                                       -------
Total                                                  $(0.02)
                                                       =======

Notes
-----

-Diluted earnings per share are not more than 1 cent for any period reported above and are not material.
-Certain prior year data has been reclassified to conform with current year presentation.
-Information contained in this report is subject to audit and adjustments and certain classifications may be different from final results published in the Form 10-Q.